Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form S-4, Amendment No. 6, of Energem Corp., of our report dated April 24, 2023 on our audit of the balance sheets of Energem Corp. as of December 31, 2022 and 2021, and the related statements of operations, changes in shareholders’ deficit and cash flows for the year ended December 31, 2022 and the period of August 6, 2021 (inception) to December 31, 2021, and the reference to us under the caption “Experts.”

Ocean, New Jersey

June 15, 2023